UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material under §240.14a-12
RVL PHARMACEUTICALS PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

400 Crossing Boulevard
Bridgewater, N.J. 08807, USA
[ ], 2023
Dear Shareholder:
On October 12, 2023, RVL Pharmaceuticals plc (the “Company”) announced that certain of its U.S. operating subsidiaries, RevitaLid Pharmaceutical Corp., RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC, had reached an agreement with their sole secured lenders, funds managed by Athyrium Capital Management, and other key stakeholders, to effectuate a change of control transaction through prepackaged bankruptcy cases commenced in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Proceedings”). As further described in the proxy statement accompanying this letter, following the conclusion of the Chapter 11 Proceedings, the board of directors of the Company intend to petition the Irish High Court for an order to wind up the Company.
In accordance with the above, we cordially invite you to attend an Extraordinary General Meeting of Shareholders of the Company on December 19, 2023, at 11:00 a.m. (Eastern Time), 4:00 p.m. (Irish time), to be held at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland (the “EGM”) for the following purposes:
1.
In accordance with section 1111 of the Irish Companies Act 2014 to consider whether any, and if so what, measures should be taken to deal with the situation which has arisen whereby the Company’s net assets are less than half of the Company’s called-up share capital.

2.	To authorise the board of directors of the Company to petition the Irish High Court for an order to wind up the Company.
3.	To conduct any other business properly brought before the EGM.
Your vote is important regardless of the number of ordinary shares you own. Whether or not you plan to attend the EGM, we encourage you to consider the matters presented in the proxy statement accompanying this letter and vote as soon as possible. Instructions for Internet and telephone voting are attached to your proxy card. If you prefer, you can vote by mail by completing and signing your proxy card and returning it in the enclosed envelope.
Sincerely,

Brian Markison
Chief Executive Officer and Chairman of the Board of Directors

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to the action you should take in relation to the proxy statement accompanying this Notice, you are recommended to seek your own financial advice immediately from an independent financial adviser being, if you are resident in Ireland, an organization or firm authorized under the European Union (Markets in Financial Instruments) Regulations 2017 (S.I. No. 375/2017) or, if you are not so resident, from another appropriately authorized independent financial adviser.
RVL Pharmaceuticals plc

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

To be held on December 19, 2023
An Extraordinary General Meeting of Shareholders (“EGM”) of RVL Pharmaceuticals plc (the “Company” or “RVL”) will be held at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland, on December 19, 2023, at 11:00 a.m. (Eastern Time), 4:00 p.m. (Irish time), for the following purposes:
1.
In accordance with section 1111 of the Companies Act 2014 to consider whether any, and if so what, measures should be taken to deal with the situation which has arisen whereby the Company’s net assets are less than half of the Company’s called-up share capital.

2.	To authorise the board of directors of the Company to petition the Irish High Court for an order to wind up the Company (“Proposal 1”).
3.	To conduct any other business properly brought before the EGM.
Shareholders of record at the close of business on [ ], 2023 are entitled to notice of, and entitled to vote at, the EGM and any adjournments or postponements thereof. Proposal 1 is a special resolution requiring the affirmative vote of the holders of ordinary shares representing at least 75% of the votes cast on the matter.
If you wish to attend the EGM, you must be an RVL shareholder of record as of the close of business on [ ], 2023 or hold a valid proxy for the EGM from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other nominee, you may present a brokerage statement showing proof of your ownership of ordinary shares of RVL as of [ ], 2023. A shareholder entitled to attend and vote at the EGM is also entitled, using the proxy card provided, to appoint one or more proxies to attend, speak, vote or join in demanding a poll on his or her behalf at the EGM. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.
Bridgewater, N.J. USA	By Order of the Board of Directors

Scott Schroppe
[ ], 2023	Secretary

RVL Pharmaceuticals plc

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

December 19, 2023

PROXY STATEMENT
The board of directors (the “Board”) of RVL Pharmaceuticals plc (“RVL” or the “Company”) is soliciting your proxy for an Extraordinary General Meeting of Shareholders (“EGM”). Attendance in person or by proxy of a majority of the shares outstanding and entitled to vote at the meeting is required for a quorum for the EGM.
You may vote on the Internet, using the procedures and instructions described on the proxy card or a voting instruction card from your bank, broker or other nominee for the EGM. If you vote by Internet, your use of that system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014 (the “Irish Companies Act”), of each of Brian Markison, James Schaub, Michael DePetris and/or Scott Schroppe, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your Internet instructions.
In addition to voting on the Internet, you may vote by telephone using the toll-free telephone number contained on the proxy card or voting instruction card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number or other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act, of each of Brian Markison, James Schaub, Michael DePetris and/or Scott Schroppe, and/or each of their duly appointed substitutes if applicable, as your proxy to vote your shares on your behalf in accordance with your telephone instructions. You may also vote by mail by completing and returning a proxy card or voting instruction card. Both Internet and telephone voting provide easy-to-follow instructions and have procedures designed to authenticate your identity and permit you to confirm that your voting instructions are accurately reflected. You may also vote in person at the EGM if you present a form of personal identification and evidence of share ownership.
You may revoke your proxy at any time before it is voted by voting later by telephone or Internet, returning a later-dated proxy card, delivering a written revocation to the Secretary of RVL or by voting in person at the EGM. Your attendance at the EGM alone will not revoke your proxy.
Shareholders of record at the close of business on [   ], 2023 are entitled to vote at the EGM. Each of the [   ] ordinary shares outstanding on the record date is entitled to vote on Proposal 1.
Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting to Be Held on December 19, 2023: Our proxy statement is available on our website at https://ir.rvlpharma.com. Additionally, you may access our proxy materials at www.proxyvote.com, a website that does not have “cookies” that identify visitors to the website.

BACKGROUND DISCUSSION ON MATTERS COMING BEFORE THE EGM
On October 12, 2023, the Company announced that certain of its U.S. operating subsidiaries, RevitaLid Pharmaceutical Corp., RVL Pharmaceuticals, Inc. and RVL Pharmacy, LLC, had reached an agreement with their sole secured lenders, funds managed by Athyrium Capital Management, and other key stakeholders, to effectuate a change of control transaction through prepackaged bankruptcy cases commenced in the United States Bankruptcy Court for the District of Delaware (the “Reorganization”) (the “Chapter 11 Proceedings”).
Section 1111
The Company was not included in the Chapter 11 Proceedings, however as a result of the filing of the Chapter 11 Proceedings by its subsidiaries, the Company suffered what the Irish Companies Act of 2014 terms a “serious loss of capital”. Section 1111 of the Irish Companies Act of 2014 (“Section 1111”), provides that if the net assets of an Irish public limited company are half or less of its called-up share capital, the directors of the company shall convene an extraordinary general meeting for the purpose of considering whether any steps, and if so, what steps, should be taken to deal with the situation. As a result of the filing of the Chapter 11 Proceedings, the revised position in respect of the net assets of the Company is such that an EGM should be convened under Section 1111.
Shareholders should note that there is no requirement under Irish law for a resolution to be proposed at the EGM pursuant to Section 1111 nor are resolutions permitted to be proposed by shareholders at the EGM under Section 1111 or the Company’s constitution.
The Winding-Up Authorization
As a result of the Reorganization and following the conclusion of the Chapter 11 Proceedings, the Board intends to petition the Irish High Court for an order to wind up the Company. It is anticipated that the wind up will be completed during the year ended December 31, 2024, and will result in the cancellation of the outstanding share capital of the Company, likely resulting in no recovery to any holders of the Company’s ordinary shares or other share-based instruments. At the EGM, the Board is seeking authorization from shareholders to enable it to petition the Irish High Court for an order winding-up the Company. Should shareholders not grant this authorization by the requisite majority, the Board would, in any event, pursue a winding up of the Company, likely resulting in no recovery for any holders of the Company’s ordinary shares or other share-based instruments.
Required Vote
The resolution in respect of the winding up proposal (Proposal 1) is a special resolution that requires the affirmative vote of not less than 75% of the votes cast in person or by proxy at the EGM (including any adjournment thereof) in order to be approved.
Accordingly, we are asking shareholders to approve the following special resolution at the EGM:
“THAT, the directors of the Company are authorized to take all necessary steps to petition the Irish High Court for an Order winding-up the Company, on such date as the board of directors (the “Board”) of RVL Pharmaceuticals plc in its sole discretion may decide, and to otherwise do all acts and things that the Board may consider necessary or desirable to effect the wind up or in connection thereto.”
Your Board recommends a vote FOR Proposal 1, to authorize
the Board to petition the Irish High Court for an
order to wind up the Company

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of [  ] 2023 by (i) such persons known to us to be beneficial owners of more than 5% of our ordinary shares, (ii) each director, director nominee and named executive officer and (iii) all directors and executive officers as a group. The percentages listed below are based on [  ] ordinary shares outstanding as of [  ] 2023. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our ordinary shares. Generally, a person “beneficially owns” our ordinary shares if the person has or shares with others the right to vote those ordinary shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within sixty (60) calendar days. In computing the number of ordinary shares beneficially owned by an individual or entity and the percentage ownership of that person, ordinary shares subject to options or other rights held by such person that are currently exercisable or that will become exercisable within sixty (60) calendar days of [  ] 2023 are considered outstanding, although these ordinary shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise noted, the address for each individual is c/o RVL Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, N.J. 08807, USA.
Name	Number of shares	Percentage
Beneficial holders of 5% or more of our outstanding ordinary shares:
Shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP(1)		%
Armistice Capital Master Fund Ltd.(2)		%
Directors and named executive officers:		%
Brian Markison(3)		%
Gregory L. Cowan		%
Alisa Lask		%
Michael DeBiasi		%
James Schaub(4)		%
Christopher Klein(5)		%
All Directors and Executive Officers as a Group (5 persons)(6)		%
*	Indicates less than 1.0%
(1)
As reported in a Schedule 13D/A filed on October 13, 2023, shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP, including Athyrium Opportunities Associates IV LP, Athyrium Opportunities Associates IV GP LLC, Athyrium Opportunities IV Co-Invest 2 LP, Athyrium Opportunities Associates IV Co-Invest LLC, Athyrium Funds GP Holdings LLC and Jeffrey A. Ferrell, beneficially own 14,600,444 ordinary shares and 2,000,000 warrants to purchase ordinary shares at an exercise price of $3.10 per warrant, subject to adjustments as provided under the terms of the form of warrant. The warrants held by the shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP are subject to a limitation pursuant to which the shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP may not exercise the warrants if such exercise would cause the shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP to beneficially own ordinary shares in an amount exceeding the “Beneficial Ownership Limitation” then in effect. The Beneficial Ownership Limitation is subject to adjustment upon sixty-one (61) calendar days’ notice by the holder of the warrants to the Company and, as of [  ], 2023, was 9.99% of the outstanding ordinary shares. As a result, none of the ordinary shares underlying the warrants are deemed to be beneficially owned by the shareholders affiliated with Athyrium Opportunities IV Acquisition 2 LP.

(2)
These securities are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of Master Fund, and Steven Boyd, as the Managing Member of Armistice. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The address of Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)	Includes [ ] ordinary shares that may be acquired by Mr. Markison upon the exercise of outstanding options exercisable within sixty (60) calendar days of [ ], 2023.
(4)
Includes [  ] ordinary shares that may be acquired by Mr. Schaub upon the exercise of outstanding options exercisable within sixty (60) calendar days of [  ], 2023 and [  ] ordinary shares that may be acquired by Mr. Schaub upon the vesting of outstanding restricted stock units that vest within sixty (60) calendar days of [  ], 2023.

(5)
Includes [  ] ordinary shares that may be acquired by Mr. Klein upon the exercise of outstanding options exercisable within sixty (60) calendar days of [  ], 2023 and [  ] ordinary shares that may be acquired by Mr. Klein upon the vesting of outstanding restricted stock units that vest within sixty (60) calendar days of [  ], 2023.

(6)
Includes [  ] ordinary shares that may be acquired by executive officers upon exercise of outstanding options exercisable within sixty (60) calendar days of [  ], 2023 and [  ] ordinary shares that may be acquired by executive officers upon vesting of outstanding restricted stock units that vest within sixty (60) calendar days of [  ], 2023.

VOTING REQUIREMENTS AND PROXIES
Proposal 1 is a special resolution requiring the affirmative vote of the holders of ordinary shares representing at least 75% of the votes cast on the matter.
If you vote your shares by mail, telephone or Internet, your shares will be voted in accordance with your directions. If you do not indicate specific choices when you vote by mail, telephone or Internet, your shares will be voted for each proposal. The persons named as proxies will also be able to vote your shares at postponed or adjourned meetings.
If your shares are held in the name of a broker or nominee and you do not instruct the broker or nominee how to vote, brokers or nominees are generally not permitted to vote your shares on “non-routine” matters. Although the determination of whether a broker nominee will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that at the EGM your broker nominee will not be able to submit a vote on Proposal 1 unless it receives your specific instructions. Because brokers nominees do not have discretionary voting authority with respect to Proposal 1, if a beneficial owner of ordinary shares held in street name does not give voting instructions to the broker nominee with respect to Proposal 1, then those shares will not be present or represented by proxy at the EGM and will not be counted for purposes of determining whether a quorum is present at the EGM.
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
We do not intend to hold future annual meetings of shareholders, including the 2024 annual meeting.
HOUSEHOLDING OF PROXY MATERIALS
SEC rules concerning the delivery of proxy materials allow us or your broker to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family, unless we have received contrary instructions from one or more of the shareholders. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our notices, annual reports, proxy statements and information statements.
We will undertake to deliver promptly, upon written request, a separate copy to a shareholder at a shared address to which a single copy of the proxy materials was delivered. You may make a written request by sending a notification to our Secretary at the address below, providing your name, your shared address, and the address to which we should direct the additional copy of the proxy materials. Multiple shareholders sharing an address who have received one copy of a mailing and would prefer us to mail each shareholder a separate copy of future mailings should contact us at the below address, as well. Additionally, if current shareholders with a shared address received multiple copies of a mailing and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be sent to us at the below address. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.
Any request relating to receipt of proxy materials should be sent to: Secretary, c/o RVL Pharmaceuticals plc, 400 Crossing Boulevard, Bridgewater, N.J. 08807, USA.
OTHER MATTERS
At the time of mailing of this proxy statement, we do not know of any other matter that may come before the EGM and do not intend to present any other matter. However, if any other matters properly come before the meeting or any adjournment, the persons named as proxies will have discretionary authority to vote the shares represented by the proxies in accordance with their own judgment, including the authority to vote to adjourn the meeting.
We will bear the cost of solicitation of proxies. This includes the charges and expenses of banks, brokers and other nominees for forwarding solicitation material to beneficial owners of our outstanding ordinary shares. Our officers, directors and other associates may assist in soliciting proxies by mail, telephone and personal interview.

ATTENDING THE EXTRAORDINARY GENERAL MEETING
The EGM will take place at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland. To attend the EGM, you must demonstrate that you were an RVL shareholder as of the close of business on [  ] 2023 or hold a valid proxy for the EGM from such a shareholder. If you were not a shareholder of record but hold shares through a bank, broker or other nominee, you may present a brokerage statement showing proof of your ownership of ordinary shares of RVL as of [  ], 2023. A shareholder entitled to attend and vote at the EGM is also entitled, using the proxy card provided, to appoint one or more proxies to attend, submit questions, attend, speak, vote or join in demanding a poll on his or her behalf at the EGM. A proxy need not be a shareholder of record. All shareholders must also present a valid form of government-issued picture identification in order to attend. Please allow additional time for these procedures.

PRELIMINARY—SUBJECT TO CHANGE

RVL PHARMACEUTICALS

RVL PHARMACEUTICALS PLC
400 CROSSING BOULEVARD
BRIDGEWATER, NJ 08807

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 18, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, annual reports and statutory financial statements electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 18, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 to be received no later than December 18, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V25865-TBD — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

RVL PHARMACEUTICALS PLC

The Board of Directors recommends you vote FOR Proposal 1.	**For**	**Against**	**Abstain**
1. To authorise the Board of Directors to petition the Irish High Court for an order to wind up the Company.	☐	☐	☐
2. To conduct any other business properly brought before the Extraordinary General Meeting.			

	Yes	**No**
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders:
The Notice and Proxy Statement is available at www.proxyvote.com.

V25866-TBD

RVL PHARMACEUTICALS PLC
Extraordinary General Meeting of Shareholders
December 19, 2023 4:00 PM LST
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian Markison, Michael DePetris, Scott Schroppe and James Schaub, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of RVL PHARMACEUTICALS PLC that the undersigned shareholder(s) is/are entitled to vote, with all powers which the undersigned would possess if personally present at the meeting, at the Extraordinary General Meeting of Shareholders to be held on Tuesday, December 19, 2023 at 4:00 PM LST at 3 Dublin Landings, North Wall Quay, Dublin 1, Ireland, and at any adjournment or postponement thereof. You may vote at the Extraordinary General Meeting if you were a shareholder of record at the close of business on November 10, 2023.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak, vote and demand a poll or join in demanding a poll instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Brian Markison, Michael DePetris, Scott Schroppe or James Schaub, please contact our Company Secretary at 400 Crossing Blvd., Bridgewater, NJ 08807. Any such nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, and any adjournment or postponement thereof.

Continued and to be signed on reverse side